UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 22, 2004

Aastrom Biosciences, Inc.

(Exact name of registrant as specified in charter)

Michigan	0-22025	94-3096597

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 Frank Lloyd Wright Drive, P.O. Box 376, Ann Arbor Michigan	48106

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (734) 930-5555

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events.

On January 22, 2004, Aastrom Biosciences issued a press release relating to the initiation of a clinical trial, in collaboration with investigators at the BG-Kliniken “Bergmannsheil” Ruhr-University located in Bochum, Germany, to evaluate the Company’s bone forming Tissue Repair Cell stem cell product for the treatment of serious leg (tibia) fractures that require a bone graft for recovery. The press release is attached as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

Exhibit
No.	Description

99.1	Press Release of January 22, 2004 relating to the initiation of a clinical trial, in collaboration with investigators at BG-Kliniken “Bergmannsheil” Ruhr-University located in Bochum, Germany.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aastrom Biosciences, Inc.

	By:	/s/ Alan M. Wright

Date: January 22, 2004		Senior Vice President, Administrative and Financial Operations, CFO

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press Release of January 22, 2004 relating to the initiation of a clinical trial, in collaboration with investigators at BG-Kliniken “Bergmannsheil” Ruhr-University located in Bochum, Germany.